As filed with the Securities and Exchange Commission on July 18, 2008

Registration No. 333

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COMVERGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-3543611
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

120 Eagle Rock Avenue, Suite 190 East Hanover, New Jersey	07936
(Address of Principal Executive Offices)	(Zip Code)

Comverge, Inc. 2006 Long-term Incentive Plan, as amended

(Full title of the plan)

Robert M. Chiste	Copy to:
President and Chief Executive Officer	Steven M. Tyndall
120 Eagle Rock Avenue, Suite 190	Fish & Richardson P.C.
East Hanover, New Jersey 07936	111 Congress Avenue, Suite 810
(973) 884-5970	Austin, Texas 78701
(Name and address, including telephone number, of agent for service)	Telephone: (512) 472-5070
Facsimile: (512) 320-8935

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)
Common Stock, par value $0.001 per share	2,000,000 shares	$13.37 (2)	$26,730,000	$1,050.49

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers an indeterminate number of additional shares as may be necessary to adjust the number of shares being offered or issued pursuant to the plan as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and (h) under the Securities Act and based upon the average of the high and low sales prices of the shares as reported on The NASDAQ Global Market on July 14, 2008.
(3)	The Registrant previously paid a registration fee of $6,140 with respect to a registration statement on Form S-1 (File No. 333-146837), which was initially filed with the Commission on October 22, 2007, and an additional registration fee of $2,694 was paid in connection with the filing of Amendment No. 2 to the registration statement on Form S-1 (File No. 333-146837) filed with the Commission on November 9, 2007. The aggregate registration fee paid by the Registrant with respect to the registration statement on Form S-1 (File No. 333-146837) was $8,835. In accordance with Rule 457(p), the Registrant intends to offset the registration fee of $1,050.49 for the registration of the 2,000,000 shares being registered pursuant to this registration statement on Form S-8 against the remainder of the registration fee of $8,835 paid with respect to a registration statement on Form S-1 (File No. 333-146837).

PART I

INTRODUCTORY STATEMENT

STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF ADDITIONAL SHARES

The additional shares to be registered by this registration statement are of the same class as those securities covered by Comverge, Inc.’s previously filed registration statement on Form S-8 filed on April 18, 2007 (Registration No. 333-142185) (the “Prior Registration Statement”), with respect to the Comverge, Inc. 2006 Long-term Incentive Plan, as amended. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, including reports under the Securities Exchange Act of 1934, as amended, that Comverge filed after the date of the Prior Registration Statement to maintain current information about Comverge are incorporated herein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits

In addition to the exhibits filed or incorporated by reference into the Prior Registration Statement, the following documents are filed as exhibits to this registration statement:

Exhibit Number	Description
*5.1	Opinion of Fish & Richardson P.C. with respect to legality of the securities.

*23.1	Consent of PricewaterhouseCoopers LLP.

*23.2	Consent of Fish & Richardson P.C. (included as part of Exhibit 5.1).

*24.1	Powers of Attorney (set forth on the signature page of this registration statement).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Hanover, State of New Jersey, on June 30, 2008.

COMVERGE, INC.

By:	/s/ Robert M. Chiste
Robert M. Chiste
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Matthew H. Smith and Michael D. Picchi and each of them severally, his or her true and lawful attorney or attorneys-in-fact and agents, with full power to act with or without the others and with full power of substitution and resubstitution, to execute in his or her name, place and stead, in any and all capacities, any or all amendments (including pre-effective and post-effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform in the name of on behalf of the undersigned, in any and all capacities, each and every act and thing necessary or desirable to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying, approving and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert M. Chiste	Chairman of the Board, Chief Executive Officer, President	June 30, 2008
Robert M. Chiste	and Director (Principal Executive Officer)

/s/ Michael D. Picchi	Executive Vice President and Chief Financial Officer	July 11, 2008
Michael D. Picchi	(Principal Financial Officer and Principal Accounting Officer)

/s/ Nora M. Brownell	Director	June 27, 2008
Nora M. Brownell

/s/ Alec G. Dreyer	Director	June 17, 2008
Alec G. Dreyer

/s/ William J. Grealis	Director	June 30, 2008
William J. Grealis

/s/ Robert F. McCullough	Director	June 18, 2008
Robert F. McCullough

/s/ R. Blake Young	Director	July 10, 2008
R. Blake Young

EXHIBIT INDEX

Exhibit Number	Description
*5.1	Opinion of Fish & Richardson P.C. with respect to legality of the securities.

*23.1	Consent of PricewaterhouseCoopers LLP.

*23.2	Consent of Fish & Richardson P.C. (included as part of Exhibit 5.1).

*24.1	Powers of Attorney (set forth on the signature page of this registration statement).

*	Filed herewith.